UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2019

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	“COWN”	NASDAQ

Item 8.01.    Other Events.

On July 12, 2019, Cowen Inc. (the “Company”) announced that the Company will host a conference call on Friday, July 26, 2019 to discuss the Company's financial results for the second quarter of 2019.

The Company also announced that during the second quarter of 2019, the Company realigned the information that the Chief Operating Decision Maker regularly reviews to evaluate performance for operating decision-making purposes, including evaluation and allocation of resources. As a result, the Company will disclose its financial information in a new segment structure for the period ended June 30, 2019. This structure includes two business segments: Operating Co and Asset Co. The structure is based on the Company's domain expertise as a driver of balance sheet harmonization and repeatable revenues for its operating business versus the Company’s long-term monetization strategies.

•	The Operating Co segment consists of Cowen Investment Management (“CIM”), Investment Banking, Markets and Research.

•	The Asset Co segment consists of the Company’s private investments, private real estate business and other legacy multi-sector long/short equity strategies.

The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release Issued by the Company, dated July 12, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 12, 2019

COWEN INC.

By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel